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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8K of Calico Commerce, Inc. dated February 2, 2000 and the Registration Statements (Form S-8 Nos. 333-64803, 333-48927, 333-21477, 333-47055, 333-43197 and 333-89791) of our
report dated January 25, 1999, with respect to the financial statements and the related financial statement schedule of ConnectInc.com, Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG, LLP

San Jose, California
February 10, 2000